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                                                                      Exhibit 12


                THE TRAVELERS FUND UL FOR VARIABLE LIFE INSURANCE


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:


         That I, J. ERIC DANIELS of Hartford, Connecticut, President and Chief Executive Officer of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-6 or other appropriate form under the Securities Act of 1933 for The Travelers Fund UL for Variable Life Insurance Contracts, a separate account of the Company dedicated specifically to the funding of variable life insurance contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of December 1998.


                                       /s/ J. Eric Daniels
                                       President and Chief Executive Officer
                                       The Travelers Insurance Company